January 14, 2008

Golden Patriot, Corp.

626 RexCorp Plaza

Uniondale, NY

11556 USA

To the Board of Directors:

I, Negar Towfigh, tender my resignation as Secretary of Golden Patriot, Corp., effective immediately.

Yours truly,

/s/ Negar Towfigh

Negar Towfigh